UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

———————
FORM 8-K
———————

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 17,  2010
(Date of earliest event reported)

———————
THE CHILDREN’S INTERNET, INC.
(Exact name of registrant as specified in charter)
———————

NEVADA
(State or other Jurisdiction of Incorporation or Organization)

000-29611 (Commission File Number)		20-1290331 (IRS Employer Identification No.)
2377 Gold Meadow Way, SUITE 100 Gold River, CA 95670 (Address of Principal Executive Offices and zip code)

(916)631-1987
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐
Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of The Children’s Internet, Inc. (the “Company”) to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the Companies, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. The actual results of the Company could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 5.03 Amendment to the Articles of Incorporation

Pursuant to Article IV of the Company's Articles of Incorporation and Article VIII of the Company's Bylaws on October 18, 2010 the Company filed its Profit Corporation Articles of Amendment (the "Amendment") with the Wyoming Secretary of State, increasing its authorized common shares from 500 million to 50 billion at par $0.00001 and designated its 25 million Preferred B shares at a par value of $0.00001, inclusive in the 25 million Preferred Shares the Company designates a new series Preferred B stock which will have special rights and privileges. A copy of the Amendment and exhibit are attached hereto as Exhibit A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Children’s Internet, Inc.

Date: December 17, 2010	By:	/s/ RICHARD J. LEWIS III
Richard J. Lewis III, Chief Executive Officer